Exhibit 10.16

                              EMPLOYMENT AGREEMENT

               This Employment Agreement (the "Agreement") is entered into as of March 1, 1997 by and between Exogen, Inc., a Delaware corporation (the "Company"), and Patrick A. McBrayer ("Executive").

               WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of January 15, 1994; and

               WHEREAS, the Company and the Executive desire that the Executive be employed by the Company for a second three-year term and that the terms and conditions of such employment be defined;

               NOW, THEREFORE, in consideration of the employment of the Executive by the Company, the Company and Executive agree as follows:

               1. Term of the Agreement. The Company shall employ Executive and Executive shall accept employment with the Company for a three (3) year period commencing on March 1, 1997 (the "Commencement Date") and continuing until the third anniversary of the Commencement Date, subject, however, to prior termination as hereinafter provided in Section 5.

               2. Executive's Duties and Obligations.

                  a. Duties. Executive shall serve as President and Chief Executive Officer of the Company. Executive shall be responsible for all segments of the Company's business and all other officers of the Company shall report to Executive. Executive shall at all times report to, and shall be subject to the policies established by, the Company's Board of Directors.

                  b. Performance. Executive agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all of his duties and obligations under this Agreement.

                  c. Proprietary Information and Inventions Agreement. Executive has executed the form of Proprietary Information and Inventions Agreement attached to this Agreement as Exhibit A.

               3.  Devotion  of  Time  to  Company's  Business;   Noncompetition
Agreement.

                  a. Full-Time Efforts. During his employment with the Company, Executive shall devote substantially all of his business time, attention and efforts to the business of the Company.

                  b. No Other Employment. During his employment with the Company, Executive shall not, whether directly or indirectly, render any services of a commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Company's Board of Directors.

                  c. Non-Competition During Employment. During his employment with the Company, Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is competitive with the business or proposed business (as defined below) of the Company.

                  d. Non-Solicitation of Employees. Executive agrees that during his employment with the Company and for one (1) year thereafter, he will not encourage or solicit any employee of the Company to leave the Company for any reason; provided, however, that this obligation shall not affect any responsibility he may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel; and provided, further, that this obligation shall not prohibit Executive from soliciting his administrative assistant if Executive leaves the employ of the Company.

                  e. Non-Competition After Employment. Executive agrees that for one (1) year following the termination of his employment with the Company, he will not (i) engage in any employment, business or activity that is competitive with the business or proposed business (as defined below) of the Company, and will not assist any other person or organization in competing with the Company or in preparing to engage in competition with such business or proposed business of the Company, or (ii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts which were contacted, solicited or served by Executive while employed by the Company (provided, however, that Executive may solicit clients, customers or accounts of the Company on behalf of a business totally unrelated to the business or proposed business of the Company). Notwithstanding the foregoing, in the event Executive is terminated by the Company without "Good Cause" (as hereafter defined in paragraph 5.c), prior to March 1, 2000, the noncompete provision set forth in this paragraph 3.e. shall be null and void.

                  f. Definitions; Exceptions. For the purpose of this paragraph 3, "proposed business" of the Company shall mean a business proposal which has been the subject of material discussions by the Board of Directors of the Company or a product or service under design or development by the Company. Notwithstanding the provisions of this paragraph 3, nothing herein shall prohibit Executive from (i) holding less than three percent (3%) of the outstanding capital stock of a publicly-held corporation engaged in a business that competes with the business or proposed business of the Company; (ii) serving on one or more Boards of Directors of non-profit corporations (so long as, in the aggregate, such commitments do not interfere with the performance of Executive's duties for the Company); or (iii) being employed by a multi-division company so long as Executive's responsibilities do not extend to the specific division which competes with the Company.

                  g. Interpretation. If any restriction set forth in paragraphs 3.d. and 3.e. is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                  h. Equitable Remedies. The restrictions contained in paragraphs 3.d. and 3.e. are necessary for the protection of the business and goodwill of the Company and are considered by Executive to be reasonable for such purpose. Executive agrees that any breach of paragraph 3.d. or 3.e. of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, Executive agrees that the Company, in addition to any other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

               4. Compensation and Benefits.

                  a. Base Compensation. During the term of this Agreement, the Company shall pay to Executive base monthly compensation of Sixteen Thousand Six Hundred Sixty Seven ($16,667.00), less all required withholdings. Base compensation shall be subject to review by the Compensation Committee of the Board of Directors during the second and third years of the term of this Agreement; provided that base compensation shall never be reduced below the base compensation applicable to the first year.

                  b. Bonuses. In addition to base compensation, Executive shall be entitled to participate in an executive performance bonus program to be developed by Executive and approved by the Board of Directors of the Company.

                  c. Benefits. During his employment with the Company, Executive will be entitled to (i) all such family health and medical benefits (including dental) and all life insurance and disability insurance as are provided to other officers of the Company, and (ii) a monthly car allowance of $600, a car phone, and a computer and fax machine for use at Executive's home. The Company reserves the right to modify, amend or terminate any benefits listed under clause (i) above at any time for any reason (provided such modification, amendment or termination is applicable to all executives receiving such benefits) but shall in any case, provide reasonable health, life and disability benefits to Executive while Executive is a full-time employee of the Company.

                  d. Administrative Assistant. Executive shall be entitled to select and hire an administrative assistant.

               5. Termination of Employment.

                  a. Termination After Term. After the third anniversary of the Commencement Date, Executive's employment with the Company shall be "at will" and may be terminated by either Executive or the Company at any time for any reason, with or without cause by giving at least two (2) weeks' written notice to the other party. No severance or other benefits, aside from unpaid compensation accrued through the last day of Executive's employment, shall be due upon such termination.

                  b. Death or Disability. This Agreement shall terminate if Executive dies or is mentally or physically "Disabled" as herein defined. For the purposes of this Agreement, "Disabled," shall mean a mental or physical condition that renders Executive incapable of performing his duties and obligations under this Agreement for three (3) or more consecutive months or for a total of six (6) months during any twelve (12) consecutive months; provided, that during such period the Company shall give Executive at least thirty (30) days' written notice that it considers the time period for disability to be running. If this Agreement is terminated under this paragraph 5.b, Executive or his estate shall be entitled to any unpaid compensation accrued through the last day of Executive's employment but shall not be entitled to any severance benefit.

                  c. Termination for Good Cause. The Company may terminate Executive's employment at any time for "Good Cause," as herein defined. For the purposes of this Agreement, "Good Cause" includes, but is not limited to, gross misconduct, gross neglect of duties, acts involving moral turpitude, material breach by Executive of this Agreement or the Proprietary Information and Inventions Agreement not cured within ten (10) business days after notice from the Company (unless such breach is not capable of being cured within that time period, in which case Executive shall have proposed a plan to cure such default which plan is reasonably acceptable to the Board of Directors of the Company and which Executive is diligently pursuing, and provided that no cure period shall apply to a breach of the nondisclosure provisions of the Proprietary Information and Inventions Agreement), or any act or omission involving fraud, embezzlement, or misappropriation of any property or proprietary information of the Company by Executive.

                  d. Termination without Good Cause. If Executive's employment is terminated by the Company without Good Cause prior to the third anniversary of the Commencement Date, the following provisions shall apply:

                      i) Executive shall be entitled to any unpaid compensation accrued through the last day of Executive's employment;

                      ii) Executive shall be entitled to receive severance payments, until the first to expire of (A) the twelve (12) month period following such termination, and (B) the third anniversary of the Commencement Date. Such severance shall be paid monthly in an amount equal to the monthly base compensation in effect at the time of termination.

                  e. Termination by Executive. Executive may terminate this Agreement by giving sixty (60) days' written notice to the Company. If Executive terminates this Agreement under this paragraph 5.e., Executive shall only be entitled to any unpaid compensation accrued through the last day of Executive's employment, but in no event shall Executive be entitled to any severance benefit.

                  6. Prior Agreements. Executive has delivered to the Company true and complete copies of all agreements regarding employment, non-competition, confidentiality or other matters related to employment to which Executive is a party and which are still in effect (collectively, the "Prior Agreements"). The Company will indemnify and hold harmless Executive from and against any liability for reasonable legal fees and expenses and for reasonable costs (but not for any judgment, settlement or other damages) that Executive may incur in connection with the defense of any claim or suit made by or brought against Executive for breach of any provision of the Prior Agreements.

               7. Miscellaneous.

                  a.  Governing  Law.  This  Agreement   shall  be  interpreted,
construed,  governed  and  enforced  according  to the laws of the  State of New
Jersey.

                  b. Arbitration. Any controversy between the parties hereto involving the construction or application of any terms, covenants or conditions of this Agreement or any other agreement executed in connection herewith, or any claim arising out of or relating to this Agreement, except with respect to prejudgment remedies, will be submitted to and be settled by final and binding arbitration in New York, New York or such other place as the parties may agree, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                  c. Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

                  d. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law, else, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  e. Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not be entitled to assign any of his rights or obligations under this Agreement.

                  f. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or two days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below such party's signature, or at such other address or addresses as either party shall designate to the other in accordance with this paragraph 7.f.

                  g. Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the employment of Executive.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                                      EXOGEN, INC.


                                                  By: /s/John P. Ryaby
                                                      ----------------
                                                      John P. Ryaby,
                                                      Chairman of the Board

                                            Address:  10 Constitution Avenue
                                                      P.O. Box 6860
                                                      Piscataway, NJ 08855


                                                      EXECUTIVE:


                                                      /s/Patrick A. McBrayer
                                                      ----------------------
                                                      Patrick A. McBrayer

                                            Address:  1522 Stapler Drive
                                                      Yardley, PA  19067